UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 7, 2015

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain directors; Compensatory Arrangements of Certain Officers.

The Board of Directors of T-Rex Oil, Inc. ("the Company") has appointed Mr. Andrew P. VanderPloeg and Mr. Herbert T. Sears to serve as Directors of T-Rex Oil, Inc.

Biographies

ANDREW P. VANDERPLOEG

Mr. VanderPloeg, age 74, has over forty-five years of experience in the securities industry where he has worked as a broker, a regulator and a securities trader.  He was licensed as a securities broker in 1967.  From 1992 through his retirement in 2012, he worked as a securities broker dealer with Wilson Davis & Co., where he was the Denver branch manager and an over-the-counter securities trader.  Since then he has managed his personal investments.

Mr. VanderPloeg received his Masters of Business Administration from DePaul University in 1971 and his BSBA from Marquette University in 1963.  Mr. VanderPloeg also has been a licensed CPA although he is not currently practicing

Mr. VanderPloeg brings to the Board of Directors not only his accounting and finance experience, but his experience in the securities industry.

HERBERT T. SEARS

Mr. Sears (68) is an attorney with about 40 years of domestic and international experience related to energy and technology projects.  He served as Vice President and Counsel to Stone & Webster Engineering Corporation, an operating affiliate of Stone & Webster, Inc., an international multi-billion dollar engineering and construction firm; General Counsel to Badger Engineers, a leader in the petrochemical industry; International Counsel to Washington Group International, a global Engineering and Construction organization; Chairman to General Environmental Corporation (nka NT Technologies, Inc.), General Counsel to Seaflow Systems, a former leader in deep sea oil well connections, and Consultant to Powerspan, a CO-2 injection technology company.   Mr. Sears currently is the court appointed Trustee of the Stone and Webster Liquidating Trust with responsibility for liquidating the global assets of the former Stone & Webster operating companies.

In 2000, Sears formed Sears & Associates, a business and legal consulting firm based out of Exeter, New Hampshire from which he still operates.   Through which he advises owners and engineering companies with respect to their project and legal activities. Sears is recognized in the industry for his expertise and creativity in negotiations, internal corporate governance, and claims resolution.

Mr. Sears served as the Chief Financial Officer and a Director of Bedrock Energy (nka Gulfstar Energy Corporation) from 2008 through May 2010.

Mr. Sears is a member of the state bar in Massachusetts, and the International Bar Association. He graduated from Boston University School of Management with a B.S/B.A in International Business and earned his law degree from Washington University School of Law.

Mr. Sears not only brings management experience to the Board of Directors, he also provides oil and gas management operational experience.

Equity Holdings

As part of their appointments to the Company's Board of Directors, both Mr. VanderPloeg and Mr. Sears received a stock option exercisable for 25,000 shares of the Company's common stock with an exercise price of $0.10 per share and a term of 3 years.

Prior to his appointment, Mr. VanderPloeg held 24,528 shares of the Company's common stock, 125,000 shares of the Company's Series A Convertible Preferred Shares and a warrant exercisable for 125,000 shares of the Company's common stock with an exercise price of $3 per share and a term of 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:       /s/ Don Walford

Don Walford, Chief Executive Officer

Date: December 10, 2015